Exhibit 99.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE IMMUNITYBIO, INC. SHAREHOLDER DERIVATIVE LITIGATION	NOTICE OF PROPOSED DERIVATIVE SETTLEMENT
Lead Case No.: 3:24-cv-02014-GPC-VET

(Consolidated with 3:25-cv-00416-GPC-VET 3:25-cv-00423-GPC-VET)

Judge: Hon. Gonzalo P. Curiel Magistrate Judge: Hon. Valerie E. Torres

NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE

MATTERS, HEARING THEREON, AND RIGHT TO APPEAR

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF IMMUNITYBIO, INC. (“IMMUNITYBIO” OR “THE COMPANY”) AS OF JULY 31, 2025 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

IF YOU HOLD IMMUNITYBIO COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE MATTERS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THE DERIVATIVE MATTERS ARE NOT “CLASS ACTIONS.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A

CLAIM FOR A MONETARY PAYMENT. THERE IS NO PROOF OF CLAIM FORM FOR SHAREHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND SHAREHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

Notice is hereby provided to you of the proposed Settlement1 of the above-captioned consolidated derivative action and certain other Derivative Matters. This Notice is provided by order of the U.S. District Court for the Southern District of California (the “Court”). It is not an expression of any opinion by the Court. It is to notify current shareholders of the terms of the proposed Settlement of the Derivative Matters.

I.	WHY THIS NOTICE HAS BEEN POSTED AND FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

This notice is intended to notify all ImmunityBio shareholders affected by the settlement of the derivative action styled In re ImmunityBio Inc. Shareholder Derivative Litigation, Lead Case No. 3:24-cv-02014 (S.D. Cal.) (S.D. Cal.) (the “Derivative Action”) and all related Derivative Matters (as defined below) of the Proposed Settlement of Shareholder Derivative Matters, Hearing Thereon, and Right to Appear (the “Notice”). The following Settling Parties (defined herein) through their respective counsel have agreed upon terms to settle the Derivative Matters and have signed the written Stipulation setting forth the terms of the Settlement: (i) plaintiffs Gary Van Luven (“Van Luven”), Angelo Barbieri (“Barbieri”), and Bong Shin (“Shin”) (the “Plaintiffs”) and demand-made shareholders Roland Davies (“Davies”) and Chris Pallas (“Pallas”) (and together with Plaintiffs, the “Shareholders”), derivatively on behalf of ImmunityBio, Inc. (“ImmunityBio” or the “Company”); (ii) nominal defendant ImmunityBio, a Delaware corporation; and (iii) individual defendants Patrick Soon-Shiong, Richard Adcock, Cheryl L. Cohen, Michael D. Blaszyk, John Owen Brennan, Linda Maxwell, Wesley Clark, Christobel Selecky, Barry J. Simon, and David C. Sachs (the “Individual Defendants,” together with ImmunityBio, the “Defendants,” and together with ImmunityBio and the Shareholders, the “Parties”). Subject to the approval of the Court and the terms and conditions expressly provided

1 The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation and Agreement of Settlement (“Stipulation”) (dated May 19, 2025).

therein, the Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims.

On November 4, 2025, at 1:30 p.m., the Court will hold a hearing (the “Settlement Hearing”). The purpose of the Settlement Hearing is to determine: (i) whether the Settlement of the Derivative Matters on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to ImmunityBio and Current ImmunityBio Shareholders, and should be finally approved by the Court; (ii) whether a Judgment as provided in, and attached as Exhibit E to the Stipulation should be entered; (iii) whether to approve Shareholders’ Counsel request for attorneys’ fees and reimbursement of expenses, inclusive of requested Service Awards for Shareholders; and (iv) such other matters as may be necessary or proper in the circumstances.

II.	SUMMARY OF THE LITIGATION

A. Background

ImmunityBio is a vertically integrated biotechnology company developing next-generation therapies and vaccines that bolster the natural immune system to defeat cancers and infectious diseases. The Company’s lead biologic product, Anktiva, is a novel first-in-class IL-15 agonist antibody-cytokine fusion protein. In May 2023, the Company announced that the FDA had rejected its BLA for Anktiva, not because of any problems with Anktiva’s safety and efficacy, but because of cGMP deficiencies identified during a pre-license inspection of its CMOs. On April 22, 2024, upon the Company’s submission of a second BLA, the FDA approved Anktiva with BCG for the treatment of BCG-unresponsive non-muscle invasive bladder cancer with carcinoma in situ.

The Derivative Matters allege that from March 10, 2021 to May 10, 2023, the Individual Defendants–all of whom are current or former Company officers and/or members of the Company’s Board of Directors (the “Board”)–breached their fiduciary duties to the Company and its shareholders and committed other alleged misconduct by failing to conduct adequate oversight and making or causing the Company to make false and misleading statements that failed to disclose: (1) current Good Manufacturing Practices (“cGMP”) deficiencies at the Company’s third-party contract manufacturing organizations (“CMOs”) for Anktiva; (2) that one or more of the Company’s CMOs for Anktiva did in fact suffer from cGMP deficiencies; (3) that the foregoing deficiencies were likely to cause the U.S. Food and Drug Administration (the “FDA”) to reject the Company’s Biologics License Application (“BLA”) for Anktiva; and (4) that the Company overstated the regulatory approval prospects for the Anktiva BLA. The Derivative Matters allege that, as a result of the foregoing, the Company’s stock price declined, precipitating the filing of a related federal securities fraud class action lawsuit captioned In re ImmunityBio, Inc. Securities Litigation, No. 23-cv-01216 (S.D. Cal.) by a class of ImmunityBio investors against the Company and certain of its officers (the “Securities Class Action”).

B. Procedural History

On February 9, 2024, Davies issued a demand to ImmunityBio to inspect the Company’s books and records pursuant to 8 Del. C. § 220 (“Section 220”) in connection with the alleged misconduct described above. Thereafter, pursuant to a confidentiality agreement, the Company produced non-public, Board-level, internal corporate documents totaling over 600 pages to Davies that were responsive to his Section 220 inspection demand (the “220 Documents”). After reviewing and analyzing the 220 Documents, on September 17, 2024, Davies served the Board with a pre-suit demand under Delaware law requesting that the Board commence an investigation into the wrongdoing described above and alleged in the Derivative Matters, and/or file a lawsuit against the Individual Defendants regarding the same.

On September 24, 2024, Pallas made a substantially similar demand to inspect the Company’s books and records pursuant to Section 220 in connection with the misconduct described above and alleged in the Derivative Matters. Thereafter, pursuant to a confidentiality agreement, the Company produced the 220 Documents to Pallas.

On October 29, 2024, plaintiff Van Luven filed in the Court a shareholder derivative complaint on behalf of nominal defendant ImmunityBio against the Individual Defendants, asserting claims for violation of the Securities Exchange Act of 1934 (“Exchange Act”), for breach of fiduciary duty, unjust enrichment, and waste of corporate assets under Delaware law (the “Van

Luven Action”). On February 25, 2025, plaintiff Barbieri filed a substantially similar shareholder derivative complaint in the Court on behalf of nominal defendant ImmunityBio against certain of the Individual Defendants for breach of fiduciary duty and unjust enrichment under Delaware law, and for violations of the Exchange Act (the “Barbieri Action”). On February 26, 2025, plaintiff Shin filed a third substantially similar shareholder derivative complaint in the Court on behalf of nominal defendant ImmunityBio against the Individual Defendants asserting claims for violation of the Exchange Act, and for breach of fiduciary duty, unjust enrichment, and waste of corporate assets under Delaware law (the “Shin Action”). These lawsuits are predicated on the same underlying factual allegations and alleged wrongdoing as the Securities Class Action.

On May 2, 2025, the parties to the Van Luven, Barbieri, and Shin Actions jointly moved to consolidate these actions and to appoint Kuehn Law, PLLC as Lead Counsel for Plaintiffs, which the Court granted that same day.

C. Settlement Negotiations

The Parties, by and through their undersigned attorneys, engaged in months of good-faith, arm’s-length discussions and negotiations with regard to the possible settlement of the Derivative Matters. On December 27, 2024, following initial discussions, certain of Shareholders’ Counsel sent a detailed settlement demand to Defendants’ Counsel, including numerous proposed corporate governance reforms. On February 14, 2025, Defendants’ Counsel responded to the settlement demand with a detailed counteroffer of proposed corporate governance reforms. Shareholders’ Counsel and Defendants’ Counsel then continued to negotiate a potential settlement, exchanging numerous proposals and information and engaging in frank discussions regarding the strengths and weaknesses of the claims and defenses at issue.

On March 21, 2025, the Parties reached an agreement as to the material terms of the proposed settlement and executed a confidential settlement term sheet (“Term Sheet”). Pursuant to the Term Sheet, the Company will adopt the corporate governance reforms (“Corporate Governance Reforms”) described in Section III (below), that were subsequently approved by the Board on April 4, 2025, subject to the Court’s approval.

The Parties did not discuss or negotiate the amount or payment of any attorneys’ fees for Shareholders’ Counsel prior to executing the Term Sheet containing the Corporate Governance Reforms. In an attempt to facilitate a negotiation of an attorneys’ fee award, the Parties agreed, and did, participate in a private mediation on April 23, 2025 overseen by Jed Melnick, Esq., the same JAMS mediator who mediated the resolution of the Securities Class Action. The Parties were unable to reach an agreement as to Shareholders’ Counsel’s attorneys’ fees. The Parties have finalized the Stipulation without an attorneys’ fees component. Shareholders’ Counsel will file a fee and expense application to the Court simultaneously with Plaintiffs’ separate motion for final settlement approval, to which Defendants may respond and/or oppose. The Court will determine whether to approve Shareholders’ Counsel’s requested award of attorneys’ fees or some other amount the Court deems appropriate.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is also available for viewing on the Investor Relations page of ImmunityBio’s website at https://ir.immunityBio.com/.

In connection with the Settlement and in consideration of the releases set forth therein, ImmunityBio shall implement the corporate governance reforms, consistent with the terms and timing set forth below and in Exhibit A of the Stipulation and its subparts (the “Reforms”). The Company and its Board acknowledge and agree that the Settlement and Reforms confer substantial and material benefits on the Company and Current ImmunityBio Shareholders, and that the Derivative Matters and Shareholders’ and Shareholders’ Counsel’s efforts were a substantial and material factor in causing ImmunityBio to adopt, implement, and/or maintain the Reforms. Specifically, the Company shall adopt and maintain the below described Reforms for a period of at least four (4) years:

A.	New Board Member - On or before December 31, 2025, the Board shall refresh itself by appointing one (1) new independent director to the Board.

B.

Enhancements to the Disclosure Committee Charter – Within (30) days of Final Approval of the Settlement, the Board shall amend the Disclosure Committee Charter as set forth in Exhibit A-1 to the Stipulation.

C.

Enhancements to the Audit Committee Charter – Within (30) days of Final Approval of the Settlement, the Board shall amend the Disclosure Committee Charter as set forth in Exhibit A-2 to the Stipulation.

D.

Public Posting of Corporate Governance Guidelines and Board Committee Charters – The Company will continue to post on the Investor Relations/Governance Documents portion of the Company’s public website the Company’s Corporate Governance Guidelines, Code of Global Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Disclosure Committee Charter, Nominating and Corporate Governance Committee Charter, and the Related Party Transaction Committee Charter. If such documents are amended or revised, the Company will post these updated documents on the Investor Relations portion of the Company’s public website within a reasonable time after they have been adopted.

E.

Quarterly Board Discussion Concerning Business Topics Relevant to Allegations in Derivative Matters – Within (30) days of Final Approval of the Settlement, Company management shall ensure that they report to the Board at least quarterly concerning:

1.

The Company’s compliance with FDA regulations, the Company’s compliance with cGMP, and the Company’s CMOs’ compliance with cGMP, identify any material risks relating thereto, and make any recommendations to mitigate any of these identified material risks; and

2.	Whether the Company’s disclosures comport with the Company’s compliance with FDA regulations, the Company’s compliance with cGMP, and the Company’s CMOs’ compliance with cGMP, and identify material risks relating thereto, and whether the Company’s disclosures require modification.

F.

Annual Legal Department Review and Report on Effectiveness – The Company’s Legal Department will review and report to the Board of Directors at least annually with respect to the effectiveness of the Company’s policies, procedures, and practices related to compliance with FDA regulations.

G.	Employee Training – Within ninety (90) days of Final Approval of the Settlement, the Company shall establish and/or maintain training program(s) that adhere to the following conditions:

1.

The Company’s Human Resources and Legal Departments shall be charged with primary responsibility for developing, implementing, and/or maintaining annual employee training program(s) focused on compliance, internal controls policies and procedures, compliance risk assessment, and complaint reporting and investigation. The Company’s Human Resources and Legal Departments shall be authorized and provided the resources necessary to retain external consultants and vendors as they deem necessary to develop, implement, and/or maintain the training program(s).

2.

The training shall be mandatory, in whole or in part, for Company employees based on their role in the Company as determined by the Company’s Human Resources and Legal Departments. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual within ninety (90) days of their appointment or hiring.

3.

Training shall include coverage of risk assessment and compliance, the Company’s Code of Conduct, the Company’s Insider Trading Policy, and all other manuals, policies, rules, or procedures established by the Company concerning legal, ethical, or regulatory standards of conduct applicable to and to be observed in connection with work performed by such employee for the Company.

4.

The training shall be mandatory for employees involved in (a) preparing the Company’s financial statements; (b) manufacturing the Company’s products; (c) communicating with the FDA; (d) communicating with the Company’s independent external auditor; and (e) and drafting, disseminating or producing the Company’s public statements, in each case as appropriate based on their role in the Company as determined by the Company’s Human Resources and Legal Departments.

IV.	SHAREHOLDERS’ COUNSELS’ FEE AND EXPENSE AWARD AND SHAREHOLDERS’ SERVICE AWARDS

Prior to discussing attorneys’ fees and reimbursement of expenses for Shareholders’ Counsel, the Settling Parties negotiated and agreed upon the Reforms to be adopted as part of theSettlement.Defendants acknowledge that the Settlement confers substantial benefits upon ImmunityBio and Current ImmunityBio Shareholders and, in recognition of those substantial benefits, that Shareholders’ Counsel are entitled to an award of attorneys’ fees and expenses.Shareholders’ Counsel intend to petition the Court for an award of attorneys’ fees and litigation expenses not to exceed $1,400,000 to Shareholders’ Counsel (the “Fee and Expense Award”). Defendants have not and do not agree to a Fee and Expense Award of $1,400,000 or that such an award is appropriate. Defendants are permitted to respond and/or oppose the Fee and Expense Award application. ImmunityBio and its insurers are responsible for the payment of any Fee and Expense Award, and the Parties agree that no other person or entity shall have any responsibility to contribute to or pay the Fee and Expense Award. To date, Shareholders’ Counsel have not received any payments for their efforts on behalf of ImmunityBio shareholders, nor have Shareholders’ Counsel been reimbursed for their out-of-pocket litigation expenses. The Fee and Expense Amount will compensate Shareholders’ Counsel for the substantial benefits achieved in the Derivative Matters, and the risks of undertaking the prosecution of the Derivative Matters on a contingent basis.

Defendants agree not to oppose reasonable service awards in the amount up to $2,500 to each of the Shareholders to be paid out of the Fee and Expense Amount in recognition of Shareholders’ efforts to achieve the Settlement’s benefits to the Company, subject to Court approval (the “Service Awards”).

V.	REASONS AND BENEFITS OF THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of ImmunityBio, and its shareholders.

A. Why Did the Shareholders Agree to Settle?

The Shareholders and Shareholders’ Counsel brought the claims in good faith and continue to believe that the claims asserted in the Derivative Matters have merit. However, the Shareholders and Shareholders’ Counsel recognize and acknowledge the expense, time, and uncertainty inherent in the continued prosecution of their claims in the Derivative Matters through trial and any subsequent appeal(s). Shareholders and Shareholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation. The Shareholders and Shareholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Matters.

Based upon their investigation, Shareholders and Shareholders’ Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Shareholders, Current ImmunityBio Shareholders, and ImmunityBio, and in their best interests, and have agreed to settle the claims raised in the Derivative Matters pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current ImmunityBio Shareholders and ImmunityBio have received or will receive from the Settlement; (b) the attendant risks of continued litigation; and (c) the desirability of permitting the Settlement to be consummated. In particular, Shareholders and Shareholders’ Counsel considered the significant litigation risk inherent in shareholder derivative litigation. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Shareholders believe their claims are meritorious, Shareholders acknowledge that there is a substantial risk that the Derivative Matters may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Shareholders and Shareholders’ Counsel believe that, under the circumstances, they have obtained the best possible relief for ImmunityBio and Current ImmunityBio Shareholders.

B. Why Did the Defendants Agree to Settle?

Defendants deny any and all allegations of wrongdoing, liability, violations of law, or damages arising out of or related to any of the conduct, statements, acts, or omissions alleged in the Derivative Matters, and maintain that their conduct was at all times proper, in the best interests of ImmunityBio and its shareholders, and in compliance with applicable law. They further deny any breach of fiduciary duties or violation of federal securities laws. The Defendants also deny that ImmunityBio or its shareholders were harmed by any conduct or lack thereof alleged in the Derivative Matters or that could have been alleged therein. The Defendants assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of ImmunityBio and all of its shareholders. Nevertheless, Defendants wish to eliminate the uncertainty, distraction, risk, burden, and expense of further litigation, and to permit the operation of ImmunityBio without further distraction and diversion of its Board and personnel with respect to the Derivative Matters. The Defendants have therefore determined to settle the Derivative Matters on the terms and conditions set forth in this Stipulation solely to put the Released Claims (as defined below) to rest, finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages.

VI.	SETTLEMENT HEARING

On November 4, 2025, at 1:30 p.m., the Court will hold the Settlement Hearing either in person at the James M. Carter and Judith N. Keep United States Courthouse, Courtroom 12A, 333 West Broadway, San Diego, California 92101 or by telephone or videoconference (at the discretion of the Court). At the Settlement Hearing, the Court will consider whether the Settlement is fair, reasonable and adequate and thus should be finally approved and whether the Derivative Matters should be dismissed with prejudice pursuant to the Stipulation. The Court also will rule upon Shareholders’ Counsel’s request for approval of the Fee and Expense Amount to Shareholders’ Counsel and Shareholders’ Service Awards.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any Current ImmunityBio Shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing in opposition to the Settlement, the Fee and Expense Amount or the Service Award, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT IMMUNITYBIO SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A. You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.	Notice of intent to appear at the Settlement Hearing;

2.	Your name, legal address, and telephone number;

3.	Proof of being a Current ImmunityBio Shareholder as of the Record Date and representation that you will continue to own ImmunityBio common stock as of the date of the Settlement Hearing;

4.	The date(s) you acquired your ImmunityBio shares and the number of ImmunityBio shares held;

5.	A detailed statement of your specific position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made; and

6.	The grounds for each objection or the reasons for your desire to appear and to be heard.

The Court will not consider any objection that does not substantially comply with these requirements. Any counsel retained by a purported objector for the purpose of asserting an objection must make a notice of appearance on the Court by October 21, 2025, which is fourteen (14) days prior to the Settlement Hearing.

B. You Must Timely Deliver Written Objections to the Court and to Lead Counsel for Plaintiffs

YOUR WRITTEN OBJECTIONS MUST BE FILED WITH THE COURT AND SENT BY HAND OR BY FIRST CLASS MAIL, POSTAGE PRE-PAID TO SHAREHOLDERS’ COUNSEL. THE WRITTEN OBJECTIONS MUST BE FILED WITH THE COURT AND POSTMARKED NO LATER THAN OCTOBER 7, 2025, WHICH IS TWENTY-EIGHT (28) CALENDAR DAYS PRIOR TO THE SETTLEMENT HEARING to the following address:

Shareholders’ Counsel:	Clerk of the Court:
Justin A. Kuehn KUEHN LAW, PLLC 53 Hill Street, Suite 605 Southampton, NY 11968 Telephone: (833) 672-0814 justin@kuehn.law	United States District Court Southern District of California 333 West Broadway, Suite 420 San Diego, CA 92101

The Court will not consider any objection that is not timely filed with the Court and delivered to Shareholders’ Counsel.

Any person or entity who fails to object or otherwise requests to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Settling Parties’ Stipulation. It is not a complete statement of the events of the Derivative Matters or the Stipulation. Although the Settling Parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control.

You may inspect the Stipulation and other papers at https://ir.immunityBio.com/.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Shareholders’ Counsel at the address set forth above.

X.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of ImmunityBio common stock for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners. If Current ImmunityBio Shareholders have questions or comments about the Settlement, they should follow the procedures listed above.

Dated: July 29, 2025	BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA